George Brenner, CPA
A Professional Corporation
10680 W. PICO BOULEVARD, SUITE 260
LOS ANGELES, CALIFORNIA 90064
310/202-6445 - Fax 310/202-6494

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

I hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2/A for Neuralstem, Inc., of my report dated March 29, 2006 (except for Note 9, July 26, 2006), relating to the December 31, 2005 and 2004 financial statements of Neuralstem, Inc., which appears in such Prospectus. I also consent to the reference to me under the heading "Experts".

/s/ George Brenner

GEORGE BRENNER, CPA

Los Angeles, California
July 26, 2006